UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event report): May 31, 2011

ROOMSTORE, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-54019	54-1832498
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer ID #)

12501 Patterson Avenue

Richmond, Virginia 23238

(Address of principal executive offices)

(804) 784-7600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 31, 2011, RoomStore, Inc. (the “Company”) entered into a new, one-year employment agreement with Curtis C. Kimbrell, for the term of June 1, 2011 through May 31, 2012. Under this new agreement, Mr. Kimbrell will continue to serve as President and CEO of the Company at a base salary of $400,000. He is entitled to receive benefits provided to the Company’s executive officers, and to participate in any annual bonus plan approved by the board of directors. If his employment is terminated without cause during the term, then Mr. Kimbrell will be entitled to a severance package of one years’ base salary plus certain post-termination benefits, payable in quarterly installments with the first installment due upon termination. If Mr. Kimbrell resigns, or is terminated for cause, then no severance or other benefits will be paid. There is no provision in the new agreement for a severance package in the event of a change in control of the Company.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RoomStore, Inc.

June 3, 2011	By:	/s/ Lewis M. Brubaker
Name: Lewis M. Brubaker
Title: Senior VP and CFO